UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2020

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Greenwood Contribution Agreement

On June 18, 2020, Enviva Partners, LP (the “Partnership”) entered into a contribution agreement (the “Contribution Agreement”) with Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”), and Enviva Holdings, LP, a Delaware limited partnership (the “Sponsor”). Pursuant to the terms of the Contribution Agreement, DevCo will contribute to the Partnership all of the limited liability company interests in Enviva Pellets Greenwood Holdings II, LLC, a Delaware limited liability company (“Greenwood Holdings II”) and indirect owner of a wood pellet production plant in Greenwood, South Carolina (the “Greenwood plant”), for total cash consideration of $132.0 million, subject to certain adjustments, which the Partnership will pay at closing in part to DevCo and in part to satisfy certain payment obligations of DevCo. We refer to this acquisition as the “Greenwood Drop-Down.” In addition, Greenwood Holdings II’s liabilities include a $40.0 million, third-party promissory note bearing interest at 2.5% per year that the Partnership will guarantee at closing. Pursuant to the Greenwood Drop-Down, the Sponsor will assign to the Partnership certain of its rights and obligations under certain off-take and shipping contracts. The closing is expected to occur on or about July 1, 2020.

The amount and composition of the consideration for the Greenwood Drop-Down was approved by a conflicts committee (the “Conflicts Committee”) consisting of the independent members of the board of directors (the “Board”) of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership for the Greenwood Drop-Down is fair, from a financial point of view, to the Partnership and the Unaffiliated Common Unitholders (as defined in such opinion).

The Contribution Agreement contains customary representations and warranties regarding the Greenwood Drop-Down as well as customary covenants and indemnity provisions. The consummation of the Greenwood Drop-Down is subject to the satisfaction of customary closing conditions, including the performance by the parties, in all material respects, of their respective covenants as set forth in the Contribution Agreement and, subject to certain exceptions, the accuracy of their respective representations and warranties as set forth in the Contribution Agreement. There is no assurance that the conditions to the consummation of the Greenwood Drop-Down will be satisfied.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Waycross Purchase Agreement

On June 18, 2020, the Partnership entered into a Membership Interest Purchase and Sale Agreement (the “Waycross Purchase Agreement”) by and among the Partnership, innogy SE, a societas europaea formed under the laws of the Federal Republic of Germany, and innogy Renewables Beteiligungs GMBH, a Gesellschaft mit beschränkter Haftung formed under the laws of the Federal Republic of Germany. Pursuant to the Waycross Purchase Agreement, the Partnership will acquire all of the limited liability company interests in Georgia Biomass Holding LLC, a Georgia limited liability company (“Georgia Biomass”), and the indirect owner of a wood pellet production plant in Waycross, Georgia (the “Waycross plant”), for total consideration of $175 million in cash, subject to certain adjustments. The closing is expected to occur in the third quarter of 2020. We refer to this transaction as the “Waycross Acquisition.”

The Waycross Purchase Agreement contains customary representations and warranties regarding the Waycross Acquisition, as well as customary covenants. Although the Waycross Purchase Agreement contains only limited indemnification provisions in favor of the Partnership, the Partnership has obtained a representation and warranty insurance policy that will provide coverage for certain representations and warranties contained in the Waycross Purchase Agreement, subject to a retention amount, exclusions, policy limits, and certain other terms. The consummation of the Waycross Acquisition is subject to the satisfaction of customary closing conditions, including the absence of legal impediments prohibiting the consummation of the Waycross Acquisition pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, review by the U.K. Competition and Markets Authority, the performance by the parties, in all material respects, of their respective covenants as set forth in the Waycross Purchase Agreement, and, subject to certain exceptions, the accuracy of their respective representations and warranties as set forth in the Waycross Purchase Agreement. There is no assurance that all conditions to the consummation of the Waycross Acquisition will be satisfied.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Waycross Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report and incorporated herein by reference.

The representations and warranties in the Contribution Agreement and the Waycross Purchase Agreement are made solely for the benefit of the respective parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with the signing of the such agreements. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the respective agreements or as of such other date or dates as may be specified in such agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

For more information about the Greenwood Drop-Down and the Waycross Acquisition, please refer to Item 8.01 below, which is incorporated herein by reference.

Unit Purchase Agreement

On June 18, 2020, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 6,153,846 common units representing limited partnership interests in the Partnership (“Common Units”) in a private placement at a price of $32.50 per Common Unit for gross proceeds of $200 million (the “Private Placement”). The net proceeds of the Private Placement will be used to fund a portion of the consideration for each of the Greenwood Drop-Down and the Waycross Acquisition (collectively, the “Acquisitions”), as well as to fund a portion of the Greenwood plant expansion project described below and for general partnership purposes. The closing of the Private Placement is expected to take place on or around June 23, 2020 and is not conditioned on the closing of the Acquisitions.

Goldman, Sachs & Co. LLC and Barclays Capital Inc. acted as lead placement agents and BMO Capital Markets Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, and Raymond James and Associates, Inc. acted as placement agents in connection with the Private Placement.

The Unit Purchase Agreement contains customary representations, warranties, and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors, and other representatives against certain losses resulting from any breach of their representations, warranties, or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Unit Purchase Agreement, the Partnership has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the closing of the Private Placement, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units on the terms set forth therein. The Registration Rights Agreement will also provide certain Investors with customary piggyback registration rights.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Relationships

Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of the Sponsor; as a result, certain individuals, including officers and directors of Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of the Sponsor, and officers and directors of the General Partner, serve as officers, directors, or both, of one or more of such entities. As of the date of this Current Report, the Sponsor indirectly owns 13,586,375 common units representing a 40.4% limited partner interest in the Partnership based on the number of common units outstanding as of June 17, 2020, and, following the Private Placement, the Sponsor will own approximately 34% of the Partnership’s Common Units. Through its control and ownership of the General Partner, the Sponsor also owns the general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

Item 3.02	Sale of Unregistered Units.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated herein by reference. The Private Placement is being made in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended. The Partnership believes that additional exemptions may exist for these transactions.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey W. Ubben

Enviva MLP Holdco, LLC, the sole member of the General Partner, appointed Jeffrey W. Ubben to serve as a director of the Partnership effective as of June 18, 2020.

Mr. Ubben is a Founder and the Chairman of ValueAct Capital (“ValueAct”) where he is Co-Portfolio Manager of the ValueAct Spring Fund and is a member of the firm’s Management Committee. Mr. Ubben is the former Chief Executive Officer and Chief Investment Officer of ValueAct. Mr. Ubben is a director of The AES Corporation, where he is a member of the Compensation and Financial Audit Committees, of AppHarvest, and of Nikola Corporation. He is the former chairman and director of Martha Stewart Living Omnimedia, Inc., and a former director of Catalina Marketing Corp., Gartner Group, Inc., Mentor Corporation, Misys plc, Sara Lee Corp., Twenty-First Century Fox Inc., Valeant Pharmaceuticals International, Willis Towers Watson plc, and several other public and private companies. Prior to founding ValueAct in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners for more than five years. In addition, Mr. Ubben serves on the boards of Duke University, The Nature Conservancy’s NatureVest, and the E.O. Wilson Biodiversity Foundation, and formerly served as Chair of the National Board of the Posse Foundation for nine years. He has a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Ubben was selected as a director in recognition of ValueAct’s significant investment in the Partnership, including as a purchaser in the Private Placement, as well as Mr. Ubben’s unique leadership role within the Environmental, Social, and Governance community. Mr. Ubben brings significant knowledge and expertise to the Board from his service on other boards and his years of experience in the financial industry, including his useful insight into investment and financing strategies and proven leadership skills.

Mr. Ubben will receive compensation for his services as director consistent with that provided to other non-employee directors, as described in Part III, Item 11. “Executive Compensation—Director Compensation” of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.

Related Persons

As noted above, Mr. Ubben is Co-Portfolio Manager of the ValueAct Spring Fund, which has committed to purchase 2,307,692 Common Units for approximately $75 million in the Private Placement. Affiliates of ValueAct currently own approximately 7.5% of our outstanding Common Units based on the number of common units outstanding as of June 17, 2020, and, following the Private Placement, affiliates of ValueAct will own approximately 12.1% of the Partnership’s Common Units. There are no other relationships between Mr. Ubben and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On June 18, 2020, the Partnership issued a press release relating to the Greenwood Drop-Down, the Waycross Acquisition, and the Private Placement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 18, 2020, the Partnership issued a press release relating to the appointment of Mr. Ubben as a director of the General Partner, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Partnership is also furnishing with this Current Report an Investor Presentation relating to the Acquisitions and the Private Placement, which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibits 99.1, 99.2, and 99.3 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

Description of the Greenwood Plant and the Greenwood Drop-Down

The Greenwood plant, which commenced operations in October 2016, is currently permitted to produce approximately 500,000 metric tons per year (“MTPY”) of wood pellets and transports its production via rail service to the Partnership’s terminal at the Port of Wilmington, North Carolina. At the closing of the Greenwood Drop-Down, the Partnership plans to invest $28.0 million to expand the Greenwood plant’s production capacity to 600,000 MTPY by the end of 2021, subject to receiving the necessary permits.

At the closing of the Greenwood Drop-Down, the Partnership and Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Sponsor (“Enviva Management”), will enter into an agreement pursuant to which (i) an aggregate of approximately $37.0 million in management services and other fees that otherwise would be owed by the Partnership under the Partnership’s management services agreement with Enviva Management will be waived with respect to the period from the closing of the Greenwood Drop-Down through the fourth quarter of 2021 and (ii) Enviva Management will continue to waive certain management services and other fees during 2022 unless and until the Greenwood plant’s production volumes equal or exceed 50,000 metric tons in any calendar month, in each case, to provide cash flow support to the Partnership during the planned expansion project. The Sponsor will also enter into an agreement to reimburse the Partnership for any construction cost incurred for the planned expansion project in excess of $28 million.

Pursuant to the Contribution Agreement, the Sponsor will assign five biomass off-take agreements with Japanese customers, including Sumitomo Corporation, Suzukawa Energy Center Ltd., Mitsubishi Corporation, and Sumitomo Forestry Co. Ltd. to the Partnership (collectively, the “Associated Off-Take Contracts”) at the closing of the Greenwood Drop-Down. The Associated Off-Take Contracts call for aggregate annual deliveries of 1.4 million MTPY, mature between 2031 and 2041, and have an aggregate revenue backlog of $5.3 billion. The Sponsor will also assign two fixed-rate shipping contracts and partially assign two additional fixed-rate shipping contracts to the Partnership in connection with the Acquisitions to facilitate transportation of the wood pellets produced by the Greenwood plant and the Waycross plant to the Partnership’s customers.

Description of the Waycross Plant

The Waycross plant has been in operation since 2011 and has a production capacity of approximately 800,000 MTPY. The Waycross plant terminals its production at a two-dome pellet export terminal with a storage capacity of 50,000 metric tons at the Port of Savannah, Georgia pursuant to a lease and associated services agreement that runs through 2028. Approximately 500,000 MTPY of the Waycross plant’s production is contracted to an existing customer of the Partnership through 2024. Together with the off-take contracts expected to be acquired by the Partnership pursuant to the Waycross Acquisition, the Associated Off-Take Contracts are expected to result in the Greenwood plant and Waycross plant being fully contracted through 2035.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in such statements.

Risk Factors Relating to the Acquisitions

We may not consummate the Greenwood Drop-Down or the Waycross Acquisition, and the sale of common units in the Private Placement is not conditioned on the consummation of the Acquisitions.

We intend to use the net proceeds from the Private Placement to fund a portion of the cash purchase price for the each of the Acquisitions, as well to fund a portion of the Greenwood plant expansion project described above and for general partnership purposes. However, this offering is not conditioned on the consummation of either Acquisition. The Waycross Acquisition is subject to the satisfaction or waiver of customary closing conditions, including certain regulatory approvals, and there can be no assurance that either Acquisition will be consummated in the anticipated time frame or at all.

If either Acquisition is delayed, terminated, or consummated on terms different from those contained in the relevant acquisition documents, the market price of our common units may decline. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners. In addition, if either Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other unitholders may not support, which could adversely affect the market price of our common units.

Failure to complete the Acquisitions on a timely basis could negatively impact our future business and financial results.

If the Acquisitions are not completed, or if there are significant delays in completing the Acquisitions, our future business and financial results and the trading price of our common units could be negatively affected, including as a result of the following:

•	we may be liable for damages under the terms of the Contribution Agreement or the Waycross Purchase Agreement;

•	there may be negative reactions from the financial markets in the event that the price of our common units reflected a market assumption that the Acquisitions would be completed; and

•	the attention of management will have been diverted to the Acquisitions rather than our own operations and the pursuit of other opportunities that could have been beneficial to our business.

There is no assurance that the Greenwood plant will be able to expand its production capacity to 600,000 MTPY or operate consistently at that level in the future.

At the time of the acquisition of the Greenwood plant by a joint venture between DevCo and a third party (the “Sponsor JV”) in February 2018, the Greenwood plant had not fully completed construction and had only reached an equivalent run-rate of 180,000 MTPY. The Sponsor JV invested significant capital into the Greenwood plant to bring it out of curtailment and improve its operational performance. By 2019, the Greenwood plant produced approximately 380,000 metric tons, but did not reach its nameplate capacity due to downtime. As a result of the significant amounts of capital expended by the members of the Sponsor JV to address the uptime, efficiency, production and production capacity, and other operational issues at the Greenwood plant since February 2018, the Greenwood plant has demonstrated production levels consistent with its nameplate capacity and we expect the Greenwood plant to do so going forward.

In addition, we expect to fund approximately $28 million in incremental capital expenditures to further improve the Greenwood plant’s operational efficiency and add additional equipment to increase the plant’s production capacity to 600,000 MTPY by the end of 2021. There are several risks and contingencies associated with the successful capacity expansion of the Greenwood plant, including a failure to obtain requisite permits or equipment, on a timely basis or at all, as well as the risk of construction or integration delays or operating difficulties; consequently, there is no assurance that the Greenwood plant will meet our expected production and production capacity expectations in a timely manner. Moreover, although the Sponsor has agreed to provide cash flow support in connection with the Greenwood plant expansion (including fixed cash flow support through 2021 and contingent support during 2022 should production fail to meet Greenwood’s expected monthly production), we may be required to make additional unanticipated capital expenditures in connection therewith that are not reimbursable by our Sponsor, and we may be unable to finance such capital expenditures on acceptable terms or at all.

To the extent we are not successful in the capacity expansion activities we undertake in connection with the Greenwood plant or are not able to meet our production goals, it could have an adverse effect on our results of operations, business, and financial position and our ability to pay distributions to our unitholders.

If the Acquisitions are consummated, we may be unable to realize the anticipated cost savings, revenues, or other benefits.

Our ability to realize the anticipated cost savings, revenues, and other benefits of the Greenwood Drop-Down and the Waycross Acquisition is dependent upon many different factors, such as our ability to procure new customer and shipping contracts as our existing contracts expire, maintain suitable access to wood fiber and transportation on a timely and cost-effective basis, and expand and operate the Greenwood plant and operate the Waycross plant efficiently and in line with our expectations. If the cost to operate and maintain the Greenwood plant or the Waycross plant is higher than anticipated or the production volumes from such plants is lower than anticipated, we may not be able to generate the cash flows that we had projected prior to entering into the Contribution Agreement and the Waycross Purchase Agreement, respectively. In order for the Acquisitions to meet our expected performance goals, the plants’ production volumes and costs must meet our current projections, which, in the case of the Greenwood Drop-Down, are dependent upon our ability to successfully complete the planned capacity expansion on time and meet our production targets.

We may be unable to realize the anticipated benefits of the Acquisitions, which could have an adverse effect on our results of operations, business, and financial position and our ability to pay distributions to our unitholders.

If the Waycross Acquisition is consummated, we may be unable to successfully integrate the assets’ operations.

The Waycross Acquisition is a third-party acquisition. Our ability to achieve the anticipated benefits of the Waycross Acquisition will depend in part upon whether we can integrate the acquired assets and operations into our existing businesses in an efficient and effective manner. The successful integration of wood pellet production plants requires an assessment of several factors, including those relating to sourcing raw material, production capacity and reliability, and logistics, and our diligence process may not reveal all existing or potential problems or permit us to become sufficiently familiar with the assets to fully assess their capabilities. For example, although we operate throughout the Southeastern United States, the Waycross plant is located in Georgia, a state in which we previously had no assets or operations. In addition, in connection with the Waycross Acquisition, we will assume a lease on a two-dome pellet export terminal in Savannah, Georgia. Furthermore, the integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired assets will perform in accordance with our expectations or that our expectations with respect to integration as a result of the Waycross Acquisition will materialize.

In addition, our expectations regarding the tax burden associated with the Waycross Acquisition depend in part on our ability to structure our ownership of Georgia Biomass in a tax-efficient manner and to utilize expected tax attributes at Georgia Biomass after closing. Any taxes associated with the Waycross Acquisition in excess of our projections would reduce the anticipated benefit thereof.

We will incur significant transaction and acquisition-related costs in connection with the Acquisitions.

We expect to incur significant costs associated with the Acquisitions and combining the operations of the assets from each of the Acquisitions with our operations. The substantial majority of the expenses resulting from the Acquisitions will be composed of transaction costs, including professional fees, related to the Acquisitions and our integration efforts. Unanticipated costs may be incurred in the integration process, particularly with respect to the Waycross Acquisition. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the acquired assets with our assets, will allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all, which could have an adverse effect on our results of operations, business, and financial position and our ability to pay distributions to our unitholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Contribution Agreement, dated as of June 18, 2020, by and among Enviva Development Holdings, LLC, Enviva Partners, LP, and Enviva Holdings, LP.

2.2*	Membership Interest Purchase and Sale Agreement, dated as of June 18, 2020, by and among Enviva Partners, LP, innogy SE, and innogy Renewables Beteiligungs GMBH.

10.1	Common Unit Purchase Agreement, dated as of June 18, 2020, by and among Enviva Partners, LP and the Purchasers named on Schedule A therein.

99.1	Press Release of Enviva Partners, LP, dated June 18, 2020, relating to the Private Placement, Greenwood Drop-Down, and Waycross Acquisition.

99.2	Press Release of Enviva Partners, LP, dated June 18, 2020, relating to the appointment of Jeffrey W. Ubben as director of the General Partner.

99.3	Investor Presentation.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, as its sole general partner
Date: June 18, 2020
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel, Chief Compliance Officer and Secretary